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              VISION PUBLISHING INC./TECHNICAL ANALYSIS AGREEMENT

This Vision Publishing Inc./Technical Analysis Agreement (the "agreement") is made and entered into as of this 25th day of November, 2000, by and between "Vision Publishing Inc." 7500 N. Cypresshead Drive Parkland, FL 33067 (954) 227-3454 and the "company" Infotopia, Inc. (OTC BB:IFTP)


                                  WITNESSETH:

WHEREAS, Vision Publishing Inc. is in the business of providing Technical Analysis ("the services") to certain publicly traded companies; and

WHEREAS, it is acknowledged that certain fees will be paid to Vision Publishing Inc. as a Consultant;

WHEREAS, the company desires to retain Vision Publishing Inc. to provide the services to the company upon the terms and conditions set forth herein below;

NOW, THEREFORE, in consideration of the premises and mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ENGAGEMENT

   The Company hereby engages Vision Publishing Inc. to provide investor relations services to the Company including but not limited to, the following:

   (a) contracting persons registered to trade in securities pursuant to the provisions of the Securities Act or of the securities legislation of the jurisdiction where such persons reside or conduct business and informing them of the particulars of the development of the Company's business and the potential of the Company's Shares as an investment;

   (b) acting in a liaison capacity between the directors and senior officers of the Company, the persons referred to in subsection 1.1(a) and the shareholders of the Company;

   (c) circulating to the persons referred to in subsection 1.1(a) such of the quarterly reports and other documents referred to in subsection 1.1(b) as may be reasonably requested by such persons; and

   (d) such other services as may be agreed upon by Vision Publishing Inc. and the Company's







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     Board of Directors.

2. PROVISION OF SERVICES

     Vision Publishing Inc. will report technical analysis updates on (IFTP) on a daily basis for a three month period Beginning 11/27/00 ending 02/27/01. As soon as the phantomzone.com web site is up and running we will also Feature (IFTP) in the profile zone. We are also linked up to other various message boards and web sites, which we will post the profile of your company there so others can discuss your company's information. All updates are sent via e-mail to our members and our subscription list. We have the most active board on RagingBull.com and that's where Phantom interacts with investors all day and most of the night.

3. COMPENSATION

     Within ten (15) days of the date of first written above, Vision Publishing Inc. will receive seven hundred fifty thousand shares of common stock of IFTP, said stock shall be restricted for a period of one (1) year from the date of issue.

4. ENTIRE AGREEMENT

     This agreement contains the entire agreement between the parties with respect to the subject matter hereof. This agreement may not be amended, waived, changed, modified, or discharged except by an instrument in writing executed by or on behalf of the parties hereto. The parties whose signatures appear below state through their signatures that they have the authority on behalf of the Company to execute this agreement.

5.  GOVERNING LAW

     This agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the principles of conflicts of the laws of such state.

6.   CONFIDENTIALITY

     In performing Services hereunder, Vision Publishing Inc. agrees to comply with all applicable laws and regulations. Vision agrees, and each person or entity to whom it delegates the responsibility for providing Services hereunder pursuant to section 2 shall agree, to maintain the confidentiality of all information furnished by the Company to Vision and not approved for public release.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

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ATTEST: Vision Publishing Inc.               ATTEST: Infotopia, Inc.


By: /s/ Sharlene Hammett                     By: /s/ Daniel Hoyng
   ----------------------------                 -------------------------
   Sharlene Hammett                             Daniel Hoyng
    President















      VISION PUBLISHING INC. 7500 N. CYPRESSHEAD DRIVE, PARKLAND, FL 33067